EXHIBIT 23


                          INDEPENDENT AUDITOR'S CONSENT



         We consent to the incorporation by reference in this Registration Statement of Twinlab Corporation on Form S-8 of our report dated February 4, 1998, appearing in the Annual Report on Form 10-K of Twinlab Corporation for the year ended December 31, 1997.

DELOITTE & TOUCHE LLP



Jericho, New York
October 15, 1998